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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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/ /	Preliminary Proxy Statement
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/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
IHOP CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IHOP CORP.
450 NORTH BRAND BOULEVARD
GLENDALE, CALIFORNIA 91203

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 14, 2002

To the Shareholders of IHOP Corp.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of IHOP Corp., a Delaware corporation (the "Company"), will be held at the Hilton Hotel in Glendale, 100 West Glenoaks Boulevard, Glendale, California, on Tuesday, May 14, 2002, at 10:00 a.m., local time, for the following purposes:

          (1)  To elect three Class II directors, each to serve for a term of three years and until his or her successor is duly elected and qualified.

          (2)  To approve and ratify the appointment of PricewaterhouseCoopers LLP, as the Company's independent public accountants for the year ending December 31, 2002.

          (3)  To transact such other business as may properly come before the Meeting or any adjournment thereof.

        Only shareholders of record at the close of business on March 22, 2002, the record date for the Meeting, are entitled to notice of and to vote at the Meeting and any adjournment thereof. A list of such shareholders will be available for examination at the principal executive offices of the Company located at 450 North Brand Boulevard, Glendale, California 91203, at least ten days prior to the Meeting.

        To assure that your interests will be represented, whether or not you plan to attend the Meeting, please complete, sign and date the accompanying proxy card and promptly return it in the pre-addressed envelope provided, which requires no postage if mailed in the United States. All shareholders are cordially invited to attend the Meeting in person. If you attend the Meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

                      By Order of the Board of Directors,

                      Mark D. Weisberger

                      Secretary

April 12, 2002

Glendale, California

IHOP CORP.
450 North Brand Boulevard
Glendale, California 91203

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
To Be Held On Tuesday, May 14, 2002

SOLICITATION OF PROXIES

        IHOP Corp. ("IHOP" or the "Company") is furnishing this Proxy Statement ("Proxy") to the shareholders of the Company to solicit their proxies for use at the Annual Meeting of Shareholders (the "Meeting") to take place on Tuesday, May 14, 2002, at 10:00 a.m. at the Hilton Hotel in Glendale, 100 West Glenoaks Boulevard, Glendale, California, and at any adjournment thereof. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Company personally or by telephone. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses, in connection with such solicitation. IHOP will bear all of the costs of preparing, printing, assembling and mailing this Proxy Statement and the proxy card and all of the costs of the solicitation of the proxies. The Company will also pay to banks, brokers, nominees and certain other fiduciaries their reasonable expenses incurred in forwarding proxy material to the beneficial owners of securities held by them.

        Only shareholders of record at the close of business on March 22, 2002 (the "Record Date"), will be entitled to receive notice of, and to vote at, the Meeting. As of the Record Date, there were outstanding 21,023,116 shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company. Each such shareholder is entitled to one vote for each share of Common Stock so held and may vote such shares either in person or by proxy. Presence in person or by proxy of holders of 10,511,559 shares of Common Stock will constitute a quorum at the Meeting. Assuming a quorum is present, directors shall be elected by a plurality of the votes cast in the election of directors. Other matters submitted for shareholder approval shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote at the Meeting. Abstentions and broker non-votes will be counted and will have the same effect as "no" votes.

        The enclosed Proxy, if executed and returned, will be voted as directed on the Proxy or, in the absence of such direction, for the election of the nominees as directors and for the approval and ratification of the appointment of PricewaterhouseCoopers, LLP, as the Company's independent public accountants. If any other matters shall properly come before the Meeting, the persons authorized to vote the Proxies solicited hereunder will vote on these matters at their discretion. The Proxy may be revoked at any time prior to exercise by filing with the Secretary of the Company, at or before the Meeting, a written revocation bearing a date later than the date of the Proxy; by duly executing a Proxy with a later date relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or by attending and voting at the Meeting.

        The approximate date on which this Proxy Statement and form of Proxy are first being sent to shareholders is April 12, 2002.

ELECTION OF DIRECTORS

        The Board of Directors of the Company is divided into three classes of three directors each. Class II directors currently serve until the Meeting, Class III directors until the Annual Meeting of Shareholders in 2003 and Class I directors until the Annual Meeting of Shareholders in 2004 (in each case, until their respective successors are duly elected and qualified). At the Meeting, three Class II directors will be elected for three-year terms. Shares of Common Stock represented by the enclosed Proxy, if returned duly executed and unless instructions to the contrary are indicated thereon, will be voted for the nominees listed below.

        The Board of Directors has designated the three nominees listed below for election as Class II directors of the Company for terms expiring in 2005. The enclosed Proxy will be voted as specified thereon or, if no instructions are given, for the Board's nominees; however, the persons designated to vote Proxies reserve full discretion to vote the Common Stock represented by the Proxies for the election of the remaining nominees and any substitute nominee or nominees designated by the Board of Directors in the event the nominee who would otherwise receive the votes is unavailable or unable to serve as a candidate for election as a director. The Board of Directors has no reason to believe that any of the nominees will be unavailable or unable to serve if elected.

INFORMATION CONCERNING NOMINEES
AND MEMBERS OF THE BOARD OF DIRECTORS

        The following sets forth the nominees for election to the Board of Directors, the directors of the Company whose terms in office will continue after the Meeting, and certain information with respect to each nominee and continuing director. Unless otherwise indicated, each person has held his or her principal occupation for more than five years. For information regarding the ownership of shares of Common Stock by IHOP's directors and executive officers and each nominee for election as a director of the Company, see "Security Ownership of Certain Beneficial Owners and Management."

Nominees—Terms to Expire 2005 (Class II)

        Michael S. Gordon, age 66. Company Director since 1987. Chairman of StoneCreek Capital, Inc. (formerly The Gordon+Morris Group, Inc.) since January 1, 2002. Co-Chairman of StoneCreek Capital, Inc. from 1992 to 2001. Director of Outsourcing Services Group, Inc. since 2001.

        Larry Alan Kay, age 55. Company Director since 1987. Consultant and Private Investor. Publisher, Fi: The Magazine of Music & Sound, and President and Chief Executive Officer of Fi, L.L.C. from October 1995 until May, 1998.

        Julia A. Stewart, age 46. Company Director, President and Chief Operating Officer since December 2001. President, Domestic Division, of Applebee's International, Inc. October 1998 to August 2001. National Vice President, Franchise and License, of Taco Bell Corp., January 1997 to October, 1998 and Western Region Vice President—Operations of Taco Bell Corp., October 1995 to January 1997.

Continuing Directors—Terms to Expire 2003 (Class III)

        H. Frederick Christie, age 68. Company Director since 1992. Independent Consultant. Director of Ducommun, Incorporated since 1985, AECOM Technology Corporation since 1990, Southwest Water Co. since 1995 and Valero L.P. since 2002. Director or trustee of 19 mutual funds1 under the Capital Research and Management Company since 1972.

1 American Mutual Fund, AMCAP Fund, U.S. Government Securities Fund, American High-Income Trust, American High-Income Municipal Bond Fund, American Variable Insurance Series, The Bond Fund of America, Capital Income Builder, Capital World Bond Fund, Capital World Growth and Income Fund, Cash Management Trust of America, Intermediate Bond Fund of America, Limited Term Tax-Exempt Bond Fund of America, The New Economy Fund, SMALL CAP World Fund, The Tax-Exempt Bond Fund of America, The Tax-Exempt Fund of California, The Tax-Exempt Money Fund of America, The U.S. Treasury Money Fund of America.

        Richard K. Herzer, age 70. Chairman of the Board of Directors and Chief Executive Officer. Company Director since 1979. Chairman of the Board and Chief Executive Officer of the Company since 1983. President of the Company from 1979 to December, 2001.

        Patrick W. Rose, age 59. Company Director since 1992. Private Investor. Chairman of the Board, President and Chief Executive Officer of Van Camp Seafoods, Inc., from March 1995 to August 1997. In April 1997, Van Camp Seafoods, Inc. filed a voluntary petition under Chapter 11 of the Bankruptcy code to facilitate the sale of its assets to Tri-Union Seafoods, LLC, which transaction was completed in August 1997.

Continuing Directors—Terms to Expire 2004 (Class I)

        Frank Edelstein, age 76. Company Director since 1987. Independent Consultant. Director of Ceradyne, Inc. since 1987 and Arkansas Best Corp. since 1988.

        Neven C. Hulsey, age 67. Company Director since 1987. Retired. Chairman of Earle M. Jorgensen Company, February 1997 to February 1998. President and Chief Executive Officer of Earle M. Jorgensen Company from March 1990 to February 1997.

        Caroline W. Nahas, age 53. Company Director since 1992. Managing Director, Southern California, of Korn/ Ferry International, Los Angeles, California since May 1998. Member of the Executive Committee of Korn/Ferry International from December 1995 until August 1998. Director of Whittier Holdings, Inc. since 2000.

        The Company's Board of Directors held four regular meetings and one special telephonic meeting during the last full fiscal year. Each director attended at least 75% of the aggregate of all meetings of the Board of Directors and of all committees thereof on which he or she served.

        The Board of Directors has two committees, an Audit Committee and a Compensation Committee. The present members of the Audit Committee are H. Frederick Christie, Michael S. Gordon (Chairman) and Larry Alan Kay. The primary functions of the Audit Committee are to review the services performed and to be performed by the Company's independent public accountants and the cost of such services, to make recommendations regarding the engagement of such independent public accountants after consultation with management, to review the quarterly and year-end financial statements of the Company. During fiscal 2001, the Audit Committee communicated as it deemed necessary with the Company's accounting personnel and independent public accountants, and held seven meetings, three of which were telephonic.

        The members of the Compensation Committee are Frank Edelstein (Chairman), Neven C. Hulsey, Caroline W. Nahas and Patrick W. Rose. Responsibilities of the Compensation Committee include approval of remuneration arrangements for executive officers of the Company, review of compensation plans relating to executive officers and directors, including grants of stock options and other benefits under the Company's compensation plans, and general review of the Company's employee compensation policies. The Compensation Committee also acts as Administrator of the IHOP Corp. 1991 and 2001 Stock Incentive Plans. During fiscal 2001, the Compensation Committee communicated as it deemed necessary with management of the Company, and held two meetings.

COMPENSATION OF DIRECTORS

        Non-employee directors are compensated for their services at the rate of $20,000 per year, plus $1,000 per meeting of the Board of Directors or committee thereof attended (with no additional payment when more than one meeting is attended on the same day) and reimbursement of actual expenses incurred. In addition, non-employee directors participate in the Stock Option Plan for Non-Employee Directors, as amended in 1999 (the "Non-Employee Directors Plan"). Under the Non-Employee Directors Plan, non-employee directors receive annual options to purchase 5,000 shares of the Company's common stock at an option exercise price equal to the closing price of the Company's common stock on the New York Stock Exchange on the day after the Company's Annual Meeting of Shareholders or the average of the closing price of the common stock on each day on which the stock was traded over a period of up to 20 trading days immediately prior to such date. Employee directors receive no additional compensation for serving as directors.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of February 28, 2002, unless otherwise indicated, as to all persons who, to the knowledge of the Company, were the beneficial owners of more than 5% of the outstanding shares of Common Stock, as to all directors and nominees for the Board of Directors, as to certain executive officers and as to all directors and executive officers of the Company as a group. The persons named hold sole voting and investment power with respect to the shares shown opposite their names, unless otherwise indicated. The information with respect to each person is as supplied or confirmed by such person. The Company has no class of equity securities outstanding other than the Common Stock.

Name and Address of Beneficial Owner	Shares Owned(1)	Percent of Class
Richard K. Herzer(2)(3) Chairman of the Board, President and Chief Executive Officer 450 North Brand Boulevard Glendale, CA 91203	1,391,941	6.5%
H. Frederick Christie(2) Director	41,001	*
Frank Edelstein(2) Director	37,001	*
Michael S. Gordon(2) Director	55,001	*
Neven C. Hulsey(2) Director	25,001	*
Larry Alan Kay(2) Director	70,289	*
Julia A. Stewart (2)(3) Director, President and Chief Operating Officer	0	*
Caroline W. Nahas(2) Director	36,001	*
Patrick W. Rose(2) Director	35,001	*
Richard C. Celio(2)(3) Vice President, Development	18,304	*
Anna G. Ulvan(2)(3) Vice President, Franchise	112,925	*
Alan S. Unger(2)(3) Vice President, Finance, Treasurer and Chief Financial Officer	8,762	*
Mark D. Weisberger Vice President, Legal, Secretary & General Counsel	37,630	*
All directors and executive officers as a group (16 persons)(2)(3)	2,005,853	9.54%
FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson (4) 82 Devonshire Street Boston, Massachusetts 02109	2,342,000	11.14%
Neuberger Berman, Inc. (5) 605 Third Avenue New York, New York 10158	1,137,580	5.4%
Southeastern Asset Management, Inc., Longleaf Partners Realty Fund, Longleaf Partners Small-Cap Fund, and O. Mason Hawkins (6) Southeastern Asset Management, Inc. 6075 Poplar Avenue, Suite 900 Memphis, TN 38119	3,494,900	16.6%

*
Represents less than 1% of the outstanding Common Stock.

(1)
Subject to applicable community property laws and similar statutes.

(2)
Share amounts for each of the directors, named executive officers and for all directors and executive officers as a group include shares subject to options that are exercisable within 60 days of the date of this statement, as follows:

Name	No. Shares
Richard K. Herzer	366,666
H. Frederick Christie	35,001
Frank Edelstein	35,001
Michael S. Gordon	35,001
Neven C. Hulsey	15,001
Larry Alan Kay	35,001
Caroline W. Nahas	35,001
Patrick W. Rose	35,001
Julia A. Stewart	0
Richard C. Celio	5,834
Anna G. Ulvan	86,666
Alan S. Unger	8,332
Mark D. Weisberger	31,666
All directors and executive officers as a group (16 persons)	850,532
(3)
Each of the named executive officers participate in the International House of Pancakes Employee Stock Ownership Plan (the "ESOP"). Mr. Herzer and Mr. Weisberger possess shared investment power over these shares by virtue of their membership on the Administrative Committee of the ESOP. The share amounts for the named executive officers and all directors and executive officers as a group include shares held in the ESOP for the accounts of executive officers, as follows:

Name	No. Shares
Richard K. Herzer	37,875
Richard C. Celio	2,148
Anna G. Ulvan	23,014
Alan S. Unger	430
Mark D. Weisberger	4,964
All directors and executive officers as a group (16 persons)	79,065
(4)
In Amendment No. 5 to Schedule 13G, dated February 14, 2001, jointly filed by FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson, Fidelity Management & Research Company and Fidelity Low Priced Stock Fund, such persons report that, as of December 31, 2001 they possessed sole power to vote or to direct the vote of 100,000 of these shares and sole power to dispose or to direct the disposition of all of these shares.

(5)
In its Schedule 13G dated February 11, 2002, Neuberger Berman, Inc. reported that as of December 31, 2001 it possessed sole power to vote or to direct the vote of 379,880 of these shares, shared power to vote or direct the vote of 750,100 of these shares, and shared power to dispose or to direct the disposition of all of these shares.

(6)
In the Schedule 13D, dated May 18, 2001, jointly filed by Southeastern Asset Management, Inc., Longleaf Partners Realty Fund, Longleaf Partners Small-Cap Fund and Mr. O. Mason Hawkins, such persons report that, as of May 18, 2001, Southeastern Asset Management, Inc. possessed sole power to vote or to direct the vote with respect to 366,800 of these shares, shared power to vote or to direct the vote with respect to 2,978,100 of these shares and no power to vote 150,000 of these shares, sole power to dispose or to direct the disposition of 516,800 of these shares and shared power to dispose or to direct the disposition of 2,978,100 of these shares; Longleaf Partners Realty Fund possessed shared power to vote or direct the vote and shared power to dispose or to direct the disposition of 1,434,000 of these shares; Longleaf Partners Small-Cap Fund possessed shared power to vote or to direct the vote and shared power to dispose or to direct the disposition of 1,544,100 of these shares; and Mr. Hawkins possessed neither sole nor shared power to vote or to direct the vote and neither sole nor shared power to dispose or to direct the disposition of any of these shares.

EXECUTIVE OFFICERS OF THE COMPANY

        The following table sets forth certain information with respect to each person who is an executive officer of the Company:

Executive Officer	Age	Position and Offices with the Company
Richard K. Herzer	70	Chairman of the Board of Directors and Chief Executive Officer
Julia A. Stewart	46	Director, President and Chief Operating Officer
Richard C. Celio	51	Vice President, Development
Robin L. Elledge	43	Vice President, Human Resources
Susan Henderson-Hernandez	54	Vice President, Marketing
Anna G. Ulvan	54	Vice President, Franchise
Alan S. Unger	48	Vice President, Finance, Treasurer and Chief Financial Officer
Mark D. Weisberger	46	Vice President, Legal, Secretary and General Counsel

        Executive officers of the Company are appointed by the Board of Directors and serve at the Board's discretion.

        See Information Concerning Nominees and Members of the Board of Directors above for additional information concerning Mr. Herzer and Ms. Stewart.

        Mr. Celio was elected Vice President, Development in March 1997. He served as Senior Vice President, Development of CKE Restaurants, Inc., from June 1994 to March 1997.

        Ms. Elledge became Vice President, Human Resources in March 2000. She had served as the Company's Director of Training from October, 1995 to March 30, 2000.

        Ms. Henderson-Hernandez became Vice President, Marketing in November 1996. Prior thereto, she served as the Company's Director, Brand Strategy, from November 1993 to November 1996.

        Ms. Ulvan became Vice President, Franchise in February 1990.

        Mr. Unger became Vice President, Finance, Treasurer and Chief Financial Officer in February 2000. From November, 1998 to July, 1999, Mr. Unger was Chief Financial Officer of Matthews Studio Group. Prior thereto, he held the positions of Chief Financial Officer from May 1997 to November 1998 and Vice President of Mergers and Acquisitions from August 1993 to April 1997 of Four Media Company.

        Mr. Weisberger became Vice President, Legal, Secretary and General Counsel in January 1994.

  Employment Agreements

        Each of the executive officers are parties to employment agreements with the Company. The agreements provide for base salaries, participation in a bonus program, car allowances or a company car, and certain other perquisites and benefit programs available to other employees. In addition, the Board of Directors may, at its discretion, increase any executive officer's base salary during the term of such officer's employment agreement. The employment agreements generally call for employment terms of one year and provide for automatic successive one-year extensions unless the Company or the officer gives notice to the contrary more than 90 days prior to the expiration of the then current term of the agreement. Ms. Stewart's employment agreement calls for an initial employment term of two years and similar automatic one-year extensions. In addition, Ms. Stewart's employment agreement provides that she will be named Chief Executive Officer of the Company within six months of December 3, 2001.

        In the event of a change in control of the Company, the employment periods of Mr. Herzer and the other named executive officers will automatically be extended, for three years with respect to Mr. Herzer and for two years with respect to each of the other named executive officers, from the date of such change in control. For purposes of the employment agreements, a "change in control" will be deemed to have occurred if (i) any person acquires 25% or more of the combined voting power of the Company's then outstanding securities; (ii) in any two consecutive years individuals who at the beginning of the period constitute the board, plus any directors approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (iii) the stockholders approve certain merger or consolidation transactions; or (iv) the stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

        Each officer is entitled to receive compensation through the date of termination if such officer's employment is terminated (i) by the Company for "cause" or "disability" or (ii) by the officer for any reason, other than a "voluntary termination" or for "good reason" following a change in control of the Company. For purposes of the employment agreements, "cause" means willful failure to substantially perform one's duties, willful misconduct or the commission of acts of dishonesty, fraud, misrepresentation or moral turpitude as would prevent the effective performance of the employee's duties. "Disability" is defined to mean the employee's absence from the full-time performance of his or her duties for 90 consecutive days or 180 days within any 12 month period as a result of incapacity due to physical or mental illness. "Good reason" includes, generally, a material breach of the agreement, an adverse change in the officer's duties or responsibilities from those in effect prior to such change in control, a reduction of the officer's salary or benefits, or relocation of the officer outside of Southern California and a "voluntary termination" may occur upon an uncorrected material breach of the agreement by the Company or, in the case of Mr. Herzer, if such officer is removed from the Board of Directors without his consent.

        If an officer's employment is terminated (i) by the Company other than for cause or disability, (ii) by the officer in a voluntary termination or for good reason or (iii) by reason of the officer's death, then the officer (or, in the event of such officer's death, his or her designated payee) will be entitled to receive (i) a lump sum payment of the salary and bonus payments that would have been payable to such officer through (a) in the case of death or a voluntary termination, the term of the agreement and (b) in any other instance, a period of 12 months and (ii) continuing insurance benefits for the same period at no cost to the officer (or designated payee), subject to reduction under certain circumstances. Payments and benefits under each employment agreement would be reduced to the extent they are not deductible under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code").

EXECUTIVE COMPENSATION

  Summary of Compensation

        The following Summary Compensation Table sets forth information concerning compensation earned in the fiscal years ended December 31, 2001, 2000 and 1999, by the Company's Chief Executive Officer and its remaining four most highly compensated executive officers serving at the end of fiscal 2001 (the "Named Executives").

SUMMARY COMPENSATION TABLE

Long-Term Compensation Awards
		Annual Compensation				Securities Underlying Options/ SARs (Number)(2)
Restricted Stock Awards (Number)(2)
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation($)(1)			All Other Compensation($)(3)
Richard K. Herzer Chairman of the Board, President and Chief Executive Officer	2001 2000 1999	652,500 620,000 580,000	435,600 292,950 354,000	— — —	— — —	20,000 30,000 40,000	3,031,998 15,722 17,094
Anna G. Ulvan Vice President, Franchise	2001 2000 1999	245,000 232,249 217,000	95,480 71,449 77,350	— — —	— — —	5,000 7,500 10,000	13,565 11,354 11,380
Richard C. Celio Vice President, Development	2001 2000 1999	242,000 229,749 215,000	94,325 70,541 77,000	— — —	— — —	5,000 7,500 10,000	570,339 11,354 10,799
Mark D. Weisberger Vice President, Legal, Secretary and General Counsel	2001 2000 1999	227,125 215,375 203,500	88,550 66,151 72,100	— — —	— — —	5,000 7,500 10,000	145,856 111,950 68,261
Alan S. Unger Vice President, Finance, Treasurer and Chief FinancialOfficer	2001 2000 1999	207,500 180,384 —	80,850 50,458 —	— — —	— — —	5,000 20,000 —	96,650 473 —

(1)
While each of the five named individuals received perquisites or other personal benefits in the years shown, in accordance with applicable regulations, the value of these benefits is not indicated because they did not exceed in the aggregate the lesser of $50,000 or 10% of the individual's salary and bonus in 2001.

(2)
Share amounts have been restated to reflect the 2 for 1 stock split which was approved on April 29, 1999 by IHOP's Board of Directors, effective May 27, 1999, in the form of a stock dividend for shareholders of record at the close of business on May 13, 1999.

(3)
Amounts include $12,599, representing the value of shares contributed to the ESOP on behalf of the Named Executives as well as the value of forfeitures allocated to their accounts from employees who withdrew from the ESOP prior to vesting. It also includes the value of premiums for life insurance as follows for 2001; Mr. Herzer, $7,643; Mr. Celio, $966; Ms. Ulvan, $966; Mr. Unger, $630; and Mr. Weisberger, $630. The 2001 amounts also include value realized from the exercise of stock options by Mr. Herzer $3,011,756, Mr. Celio, $556,774, Mr. Unger $83,421 and Mr. Weisberger $132,627.

Stock Options and Stock Appreciation Rights

        The following table provides information with respect to the Named Executives concerning grants of stock options during the year ended December 31, 2001.

Option/SAR Grants in Last Fiscal Year

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
		Percent of Total Options/SARs Granted to Employees in Fiscal Year
	Number of Securities underlying options/SARs Granted (#)(1)
			Exercise or Base Price ($/SH)
Name				Expiration Date
					5% ($)	10% ($)
Richard K. Herzer	20,000	6.9%	20.16	3/1/2011	$264,973	$660,753
Anna G. Ulvan	5,000	1.7%	20.16	3/1/2011	$66,243	$165,288
Richard C. Celio	5,000	1.7%	20.16	3/1/2011	$66,243	$165,288
Mark D. Weisberger	5,000	1.7%	20.16	3/1/2011	$66,243	$165,288
Alan S. Unger	5,000	1.7%	20.16	3/1/2011	$66,243	$165,288

(1)
One-third of the shares subject to options vested and became exercisable on March 1, 2002; an additional one-third of the shares subject to options vest and become exercisable on March 1, 2003; and the remaining shares subject to options vest and become exercisable on March 1, 2004.

(2)
The potential realizable values illustrate values that might be realized upon exercise immediately prior to the expiration of the term of these options using 5% and 10% appreciation rates, as required by the Securities and Exchange Commission, compounded annually. These values do not, and are not intended to, forecast possible future appreciation, if any, of the Company's stock price. Additionally, these values do not take into consideration the provisions of the options providing for vesting over a period of years or termination of options following termination of employment.

        The following table provides information with respect to the Named Executives concerning: (a) the exercise of stock options during the year ended December 31, 2001, and (b) unexercised stock options held at December 31, 2001. There were no Stock Appreciation Rights outstanding at December 31, 2001. No stock options have been repriced, amended or replaced.

Aggregated Option/SAR Exercises in Last Fiscal Year, and Fiscal Year-End Option/SAR Values

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End		Value of Unexercised in-the-Money Options/SARs at Fiscal Year-End(1)
Name	Shares Acquired on Exercise(#)	Value Realized(2)
			Exercisable(#)	Unexercisable(#)	Exercisable($)	Unexercisable($)
Richard K. Herzer	200,000	$3,011,756	366,666	23,334	$5,200,117	$265,498
Anna G. Ulvan	None		86,666	5,834	$1,222,900	$66,379
Richard C. Celio	49,832	$556,774	5,834	2,500	$65,866	$35,906
Mark D. Weisberger	10,000	$132,627	31,666	5,834	$368,587	$66,379
Alan S. Unger	6,667	$83,421	8,332	10,001	$110,968	$126,228

(1)
Represents the difference between the $29.30 closing price of the Company's stock at December 31, 2001 and the exercise price of the option, multiplied by the number of shares subject to option.

(2)
Represents the difference between the closing price of the Company's stock on the exercise date and the option exercise price.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

        As of December 31, 2001, the members of the Compensation Committee of the Board of Directors were Frank Edelstein (Chairman), Neven C. Hulsey, Caroline W. Nahas and Patrick W. Rose. None of the Company's executive officers or directors served on the board of directors of any entities whose directors or officers served on the Compensation Committee of the Board of Directors. No current or past executive officers of the Company serve on the Compensation Committee.

        Ms. Nahas is the Managing Director, Southern California, of Korn/Ferry International ("Korn/Ferry"). In 2001, Korn/Ferry was retained by the Company to provide executive search services. The Company paid Korn/Ferry $263,626 in connection with this engagement. The Company believes that these services were supplied on terms no less favorable to the Company than could otherwise have been obtained from unaffiliated third parties.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

        The Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

        The Compensation Committee.    Executive compensation decisions are made by the four-member Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a non-employee director. The Compensation Committee administers the executive incentive plan, reviews compensation plans, programs and policies, monitors the performance and compensation of executive officers and other key employees and makes recommendations and reports to the Board of Directors. All executive compensation decisions made by the Compensation Committee are reviewed by the entire Board of Directors, except for decisions regarding awards under the IHOP Corp. 2001 Stock Incentive Plan, which are made solely by the Compensation Committee.

        Compensation Philosophy.    The Company's philosophy regarding compensation is based on several objectives, including: (i) linking executives' interests with those of the Company's shareholders; (ii) instilling an ownership culture throughout the Company and officer group; (iii) attracting and facilitating retention of high caliber executive talent; and (iv) paying for performance and rewarding executives for achievement of both annual and longer term Company financial and key operating goals. The Company maintains a compensation program designed to attract and retain highly-qualified executives and to motivate management. We seek to tie each executive's "at risk" compensation, to the extent feasible, directly to his or her contribution to the Company's success in achieving its performance objectives.

        The Company's executive compensation program consists of three main components: (1) base salary, (2) bonus, and (3) long-term incentives in the form of stock options or other stock-based awards. The bonus and long-term incentives constitute the "at risk" portion of the compensation program. The Named Executives' compensation for 2001 reflected the Compensation Committee's commitment to coordinating pay with Company and individual performance. In establishing specific compensation levels for Named Executives in 2001, the Compensation Committee considered information provided by compensation consultants, surveys of compensation programs offered by comparable companies, statistical information generated by the Company's Human Resources Department and evaluations of the individual performances of the Named Executives. In general, the Named Executives' total compensation was structured to fall in the range from the 50th to the 75th percentile, as indicated by the surveys of comparable companies.

        Federal Income Tax Considerations.    The Compensation Committee has considered the impact of section 162(m) of the Code. This section disallows tax deductions for any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1 million in any taxable year, except for certain performance-based compensation which has been approved by shareholders. It is the intent of the Company and the Compensation Committee to qualify to the maximum extent possible its executives' compensation for deductibility under applicable tax laws, while recognizing that under certain circumstances, compensation for certain executives in excess of the 162(m) limit may be warranted. The Compensation Committee believes that the Company's compensation programs provide the necessary incentives and flexibility to promote the Company's performance-based compensation philosophy while being consistent with Company objectives.

        Salaries.    The general policy of the Compensation Committee is to establish executive base salaries that are (i) competitive and consistent with those provided to others holding similar positions in the restaurant and franchising industries, and (ii) consistent with each executive's actual and expected contributions to the Company's short-term and long-term success. The Board of Directors, acting on the Compensation Committee's recommendation, increased Mr. Herzer's salary in 2001 by 6.7 percent. The increase reflected the Compensation Committee's and the Board of Directors' assessment of his performance in light of the Company's performance in the prior fiscal year, and, to a lesser extent, other factors including the performance of the Company's stock and consideration of competitive data in compensation surveys of comparable companies. His salary is also reflective of his long service with the Company and breadth of knowledge about the restaurant industry. Salary increases for the other senior executives effected during 2001 ranged from about 4.5 percent to about 7 percent, and were based on similar considerations including individual performance, position, tenure, experience and competitive data in compensation surveys of comparable companies.

        Bonus Awards.    Pursuant to the IHOP Corp. Executive Incentive Plan (the "Incentive Plan"), Mr. Herzer and the Named Executives earned cash bonuses for 2001. Under the Incentive Plan, the amount of any bonus is targeted as a percentage of salary. The percentage of the targeted bonus actually earned is determined according to a formula that compares the Company's actual profit for any given fiscal year to the projected profit (before income taxes and contributions to the ESOP) in the Company's budget as approved by the Board of Directors at the beginning of the fiscal year. The Board of Directors' budget approval process considers short-term profits and the Company's long-term development and objectives, giving greater weight to those activities that will result in recurring success and lesser weight to extraordinary and non-recurring items. The formula for determining Mr. Herzer's bonus and those of the Named Executives under the Incentive Plan was based solely on the Company's achievement of a targeted profit amount.

        Long-Term Incentives.    The Named Executives participate in the IHOP Corp. 1991 and 2001 Stock Incentive Plans which are aimed at promoting the acquisition and ownership of the Company's stock. Under the program, grants may be made of stock options or other long-term stock based incentives. In 2001, the Committee granted options to purchase 20,000 shares of the Company's common stock to Mr. Herzer and lesser amounts to the other Named Executives. In determining the amounts of the individual option awards, the Compensation Committee considered several factors including primarily the officers' actual and potential contributions to the Company's long-term success, and the size of awards provided to others holding similar positions in the restaurant industry. Stock options have been granted to Mr. Herzer and the other Named Executives at the fair market value of the Company's stock on the date of grant as reflected in the Summary Compensation Table.

THIS REPORT IS SUBMITTED BY THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

        Frank Edelstein Neven C. Hulsey Caroline W. Nahas Patrick W. Rose

Chairman

AUDIT COMMITTEE REPORT

        The Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

        Composition and Independence.    The Audit Committee of the Board of Directors is composed of three independent directors, as defined by New York Stock Exchange rules. The members of the Audit Committee are Michael S. Gordon, Chairman, H. Frederick Christie and Larry Alan Kay.

        Responsibilities.    The responsibilities of the Audit Committee include, among other things, reviewing the services performed and to be performed by the Company's independent public accountants and the cost of such services, making recommendations regarding the engagement of independent public accountants, after consultation with management, and reviewing the quarterly and year-end financial statements of the Company. The Audit Committee operates under a written charter adopted by the Board of Directors.

        Review with Management and Independent Accountants.    In connection with the December 31, 2001 financial statements, the audit committee met and held discussions with management and the independent accountants, PricewaterhouseCoopers, LLP. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent accountants.

        The Audit Committee discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61, received the written disclosures and letter from the independent accountants required by Independence Standards Board Statement No. 1, and discussed the firm's independence.

        Based upon our review of the financial statements, our discussions with management and the independent accountants, and the report of the independent accountants to the Audit Committee, we recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

        THIS REPORT IS SUBMITTED BY THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Michael S. Gordon H. Frederick Christie Larry Alan Kay

Chairman

        Audit and Related Fees.    The aggregate fees billed by PricewaterhouseCoopers LLP for professional services for the audit of the Company's annual consolidated financial statements for the last fiscal year were $191,176.

        Financial Information Systems Design and Implementation Fees; All Other Fees.    The aggregate fees billed by PricewaterhouseCoopers LLP to the Company for financial information systems design and implementation for the last fiscal year were $142,759. PricewaterhouseCoopers LLP also billed the Company $104,960 for tax consulting services for the last fiscal year.

COMPANY STOCK PERFORMANCE GRAPH

        The following graph shows a comparison of the cumulative total return to shareholders for the Company, the S&P 500 Composite Index (the "S&P 500") and the Value-Line Restaurants Index (the "Restaurant Index") from December 31, 1996 through December 31, 2001. The graph assumes an initial investment in stock of $100 and subsequent reinvestment of any dividends.

Comparison of Cumulative Total Return*
December 31, 1996 Through December 31, 2001

Assumes $100 invested at the close of trading December 31, 1996 in IHOP Corp. common stock, the S&P 500, and the Restaurant Index.

* Cumulative total return assumes reinvestment of dividends.

	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01
IHOP Corp.	$100.00	$137.57	$169.05	$141.28	$183.60	$248.04
S&P 500 Index	$100.00	$131.00	$165.99	$198.55	$178.42	$155.15
Restaurant Index	$100.00	$116.57	$167.04	$201.68	$194.20	$223.82

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        See Compensation Committee Interlocks and Insider Participation.

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Company's independent public accountants for the 2001 fiscal year were PricewaterhouseCoopers, LLP, and the Board of Directors has unanimously selected PricewaterhouseCoopers, LLP, as the Company's independent public accountants for the 2002 fiscal year. This firm or its predecessor Coopers & Lybrand, L.L.P. has been the Company's public accountant for each of the last 19 years. Representatives of PricewaterhouseCoopers, LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. Unless otherwise indicated thereon, the persons named in the Proxy will vote all proxies in favor of ratifying the selection of PricewaterhouseCoopers, LLP, as the Company's independent public accountants. If shareholders do not ratify the reappointment of PricewaterhouseCoopers, LLP, the selection of independent public accountants will be reconsidered by the Board of Directors.

PROPOSALS OF SHAREHOLDERS

        No other proposals of shareholders were received by the Company for presentation at the 2002 Annual Meeting of Shareholders. The Board of Directors will make provision for presentation of proposals of shareholders at the 2003 Annual Meeting of Shareholders provided such proposals are submitted by eligible shareholders who have complied with the relevant regulations of the Securities and Exchange Commission. In order for any such proposals to be included in the proxy materials for consideration at the 2003 Annual Meeting of Shareholders, the proposal should be mailed to Mark D. Weisberger, Secretary, IHOP Corp., 450 North Brand Boulevard, Glendale, California 91203, and must be received no later than December 13, 2002. Shareholders who intend to present a proposal at the 2003 Annual Meeting of Shareholders without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Company no earlier than February 13, 2003 nor later than March 15, 2003. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

        Section 16(a) of the Securities Exchange Act of 1934 and the Securities and Exchange Commission's regulations require the Company's officers and directors, and persons who own more than 10% of the outstanding Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange and to furnish the Company with copies of all such forms they file.

        Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons, the Company believes that, during the period from January 1, 2001, through December 31, 2001, all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with in a timely manner.

OTHER BUSINESS

        The management of the Company is not aware of any other matters to be brought before the Meeting. However, if any other matters are properly brought before the Meeting, the persons named in the enclosed form of Proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

        UPON THE WRITTEN REQUEST OF ANY RECORDHOLDER OR BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE MEETING, THE COMPANY, WITHOUT CHARGE, WILL PROVIDE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001, THAT WAS FILED WITH THE SECURITIES AND EXCHANGE

COMMISSION. REQUESTS SHOULD BE MAILED TO SECRETARY, IHOP CORP., 450 NORTH BRAND BOULEVARD, GLENDALE, CALIFORNIA 91203.

                      By Order of the Board of Directors,

                      Mark D. Weisberger

                      Secretary

        IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED, PRE-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

The date of this Proxy Statement is April 12, 2002.

IHOP CORP.
450 North Brand Boulevard • Glendale, California 91203
This Proxy/Voting Instruction is Solicited on Behalf of the Board of Directors.

        The undersigned hereby appoints Richard K. Herzer, Larry Alan Kay and Julia A. Stewart as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of IHOP Corp. held of record by the undersigned at the close of business on March 22, 2002, at the Annual Meeting of Shareholders to be held on May 14, 2002, or any adjournment thereof.

        This Proxy/Voting Instruction when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the nominees listed on the reverse and FOR Proposal 2. If you have a beneficial interest in shares held by Smith Barney Corporate Trust Company, as Trustee ("Trustee") of the International House of Pancakes Employee Stock Ownership Plan (the "ESOP") then this card also constitutes your voting instructions to the Trustee of the ESOP and if you do not sign and return this card, such shares will be voted by the Trustee in the same proportions as the shares for which the Trustee receives valid voting instructions.

COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENTS/ADDRESS CHANGE ON REVERSE SIDE
(continued and to be signed on the other side)
^ FOLD AND DETACH HERE ^

Please mark your votes as indicated in this sample	☒
1. ELECTION OF DIRECTORS						FOR	AGAINST	ABSTAIN
FOR all nominees listed (except as marked to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees listed	☐	2.	PROPOSAL TO APPROVE AND RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP as the independent accountants of the Company.	☐	☐	☐
Nominees: 01 Michael S. Gordon, 02 Larry Alan Kay, 03 Julia A. Stewart				3.	In their discretion the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.
INSTRUCTION: To withhold authority to vote for any individual nominee, (indicate that nominee's name below):
				Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in parternership name by authorized person.
I PLAN TO ATTEND MEETING	☐	COMMENTS/ADDRESS CHANGE Please mark this box if you have written comments/address change on the reverse side.	☐
Signature or Signatures, if held jointly	Dated	, 2002

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE

^ FOLD AND DETACH HERE ^

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IHOP CORP. 450 NORTH BRAND BOULEVARD GLENDALE, CALIFORNIA 91203
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 14, 2002
IHOP CORP. 450 North Brand Boulevard Glendale, California 91203
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS To Be Held On Tuesday, May 14, 2002
SOLICITATION OF PROXIES
ELECTION OF DIRECTORS
INFORMATION CONCERNING NOMINEES AND MEMBERS OF THE BOARD OF DIRECTORS
COMPENSATION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS OF THE COMPANY
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
Option/SAR Grants in Last Fiscal Year
Aggregated Option/SAR Exercises in Last Fiscal Year, and Fiscal Year-End Option/SAR Values
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
THIS REPORT IS SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
AUDIT COMMITTEE REPORT
COMPANY STOCK PERFORMANCE GRAPH
Comparison of Cumulative Total Return* December 31, 1996 Through December 31, 2001
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSALS OF SHAREHOLDERS
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT
OTHER BUSINESS